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Exhibit 21

                 Boston Scientific Corporation and Subsidiaries
                                 March 1, 2004

NAME OF COMPANY                                                                     JURISDICTION OR INCORPORATION
---------------                                                                     -----------------------------
AMS Medinvent S.A.                                                                  Switzerland
BEI Medical Systems, Inc.                                                           Delaware
BIC Insurance Company of Vermont, Inc.                                              Vermont
BSC Capital, Inc.                                                                   Minnesota
BSC Capital S.a.r.l.                                                                Luxembourg
BSC Finance Corp.                                                                   Indiana
BSC Finance Trust                                                                   Massachusetts
BSC International Corporation                                                       Delaware
BSC International Holding Limited                                                   Ireland
BSC International Medical Trading (Shanghai) Co., Ltd.                              People's Republic of China
BSC Medical (Shanghai) Consulting Co., Ltd.                                         People's Republic of China
BSC Securities Corporation                                                          Massachusetts
BSM Tip Gerecleri Limited Sirketi                                                   Turkey
Boston Scientific (2001) Ltd.]                                                      Israel
Boston Scientific (Malaysia) Sdn. Bhd.                                              Malaysia
Boston Scientific (South Africa) (Proprietary) Limited                              South Africa
Boston Scientific (Thailand) Ltd.                                                   Thailand
Boston Scientific (UK) Limited                                                      England
Boston Scientific (Zurich) GmbH                                                     Switzerland
Boston Scientific AG                                                                Switzerland
Boston Scientific Argentina S.A.                                                    Argentina
Boston Scientific Asia Pacific Pte. Ltd.                                            Singapore
Boston Scientific B.V.                                                              The Netherlands
Boston Scientific Benelux B.V.                                                      The Netherlands
Boston Scientific Benelux NV                                                        Belgium
Boston Scientific Ceska repulika s.r.o.                                             Czech Republic
Boston Scientific Colombia Limitada                                                 Colombia
Boston Scientific Cork Limited                                                      Ireland
Boston Scientific Corporation Northwest Technology Center, Inc.                     Washington
Boston Scientific del Caribe, Inc.                                                  Puerto Rico
Boston Scientific Distribution Company                                              Ireland
Boston Scientific Distribution Ireland Limited                                      Ireland
Boston Scientific Eastern Europe B.V.                                               The Netherlands
Boston Scientific Europe S.P.R.L.                                                   Belgium
Boston Scientific Far East B.V.                                                     The Netherlands
Boston Scientific Funding Corporation                                               Delaware
Boston Scientific Ges.m.b.H.                                                        Austria
Boston Scientific Hellas S.A. - Minimally Invasive Medical Instruments              Greece
Boston Scientific Holland B.V.                                                      The Netherlands
Boston Scientific Hong Kong Limited                                                 Hong Kong
Boston Scientific Hungary Trading Limited Liability Company                         Hungary
Boston Scientific Iberica, S.A.                                                     Spain
Boston Scientific International B.V.                                                The Netherlands
Boston Scientific International Distribution Limited                                Ireland
Boston Scientific International Finance Limited                                     Ireland
Boston Scientific International Holding B.V.                                        The Netherlands
Boston Scientific International S.A.                                                France
Boston Scientific Ireland Limited                                                   Ireland
Boston Scientific Israel Limited                                                    Israel
Boston Scientific Japan K.K.                                                        Japan
Boston Scientific Korea Co., Ltd.                                                   Korea
Boston Scientific Latin America B.V.                                                The Netherlands
Boston Scientific Latin America B.V. (Chile) Limitada                               Chile
Boston Scientific Lebanon SAL                                                       Lebanon
Boston Scientific Limited                                                           England
Boston Scientific Limited                                                           Ireland

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
Boston Scientific Ltd.                                                              Canada
Boston Scientific Medizintechnik GmbH                                               Germany
Boston Scientific New Zealand Limited                                               New Zealand
Boston Scientific Nordic AB                                                         Sweden
Boston Scientific Panama S.A.                                                       Panama
Boston Scientific Philippines, Inc.                                                 Philippines
Boston Scientific Polska Sp. Z.o.o.                                                 Poland
Boston Scientific Pty. Ltd.                                                         Australia
Boston Scientific S.A.                                                              France
Boston Scientific S.p.A.                                                            Italy
Boston Scientific S.a. r.l.                                                         Luxembourg
Boston Scientific Scimed, Inc.                                                      Minnesota
Boston Scientific Switzerland S.a.r.l. en liquidation                               Switzerland
Boston Scientific TIP Gerecleri Limited Sirketi                                     Turkey
Boston Scientific Tullamore Limited                                                 Ireland
Boston Scientific Uruguay S.A.                                                      Uruguay
Boston Scientific de Costa Rica, S.R.L.                                             Costa Rica
Boston Scientific de Mexico, S.A. de C.V.                                           Mexico
Boston Scientific de Venezuela, C.A.                                                Venezuela
Boston Scientific del Caribe, Inc.                                                  Puerto Rico
Boston Scientific do Brasil Ltda.                                                   Brazil
Cardiac Pathways GmbH                                                               Germany
Cardiac Pathways Corporation                                                        Delaware
Cardiologic Gesellschaft fur Medizintechnologien mbH                                Germany
Catheter Innovations, Inc.                                                          Delaware
Corvita Corporation                                                                 Florida
Corvita Europe S.A.                                                                 Belgium
Embolic Protection Incorporated                                                     Delaware
Enteric Medical Technologies, Inc.                                                  Delaware
EP Technologies, Inc.                                                               Delaware
Forwich Limited                                                                     Ireland
InFlow Dynamics Inc.                                                                Delaware
InFlow Dynamics AG                                                                  Germany
InterVentional Technologies Europe Limited                                          Ireland
Interventional Technologies Inc.                                                    California
Meadox Medicals, Inc.                                                               New Jersey
Nilo Holding SA                                                                     Switzerland
Norse Ventures B.V.                                                                 The Netherlands
Quanam Medical Corporation                                                          California
Boston Scientific Glens Falls Corp.                                                 Delaware
Schneider (Europe) GmbH                                                             Switzerland
Schneider Belgium N.V.                                                              Belgium
Schneider Puerto Rico                                                               Delaware
Scimed Life Systems, Inc.                                                           Minnesota
Smart Therapeutics Inc.                                                             Delaware
Symbiosis Corporation                                                               Florida
Target Therapeutics, Inc.                                                           Delaware
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